Ohr Pharmaceutical, Inc. 10-K

Exhibit 10.3(c)

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following Agreement confirms certain terms of my employment with Ohr Pharmaceutical, Inc. (hereafter referred to as “the Company”), which is a material part of the consideration for my employment by the Company and the compensation received by me from the Company from time to time. The headings contained in this Agreement are for convenience only, have no legal significance, and are not intended to change or limit this Agreement in any matter whatsoever.

A.

Definitions

1.

“The Company”

As used in this Agreement, the “Company” refers to Ohr Pharmaceutical, Inc. and each of its subsidiaries or affiliated companies. I recognize and agree that my obligations under this Agreement and all terms of this Agreement apply to me regardless of whether I am employed by or work for Ohr Pharmaceutical, Inc. or any other subsidiary or affiliated company of Ohr Pharmaceutical, Inc. Furthermore, I understand and agree that the terms of this Agreement will continue to apply to me even if I transfer at some time from one subsidiary or affiliate of the Company to another.

2.

“Proprietary Information”

I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company’s business.

“Proprietary Information” includes, but is not limited to information about compounds, drug development programs, trade secrets, technology, know¬how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulas, business and product development plans, customer lists, personnel information, terms of compensation and performance levels of Company employees, Company customers and other information concerning the Company’s actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.

I understand that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

3.

“Company Documents and Materials”

I understand that the Company possesses or will possess “Company Documents and Materials” which are important to its business. For purposes of this Agreement, “Company Documents and Materials” are documents or other media or tangible items that were generated by the Company and contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others.

“Company Documents and Materials” include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models.

B.

Assignment of Rights

All Proprietary Information and all patents, patent rights, patent applications, invention discoveries, copyrights, copyright applications, trade secrets, trade secret rights, trademarks, trademark rights, trade-applications and all other intellectual property or other rights anywhere in the world in connection therewith is and shall be the sole property of the Company. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Proprietary Information.

C.

Maintenance and Return of Company Documents and Materials

I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this Agreement. All such records and all other Company Documents and Materials are and shall be the sole property of the Company at all times.

I agree that during my employment by the Company, I will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

D.

Disclosure of Inventions to the Company

I will promptly disclose in writing to my immediate supervisor or to such other person designated by the Company all “Inventions,” which includes, without limitation, improvements, inventions, works of authorship, trade secrets, technology, designs, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or discovered or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.

I will also disclose to the President of the Company all Inventions made, discovered, conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company which resulted, in whole or in part, from my prior employment by the Company. Such disclosures shall be received by the Company in confidence.

E.

Right to New Ideas

1.

Assignment of Inventions to the Company.

I agree that all Inventions which I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code or any like statute of any other state. I shall advise the Company promptly in writing of any Inventions that I believe meet the criteria in Section 2870 and the Company shall have the opportunity to respond in writing as to whether it agrees with such conclusions. Section 2870 provides as follows:

(a)

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i)

Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(ii)

Result from any work performed by the employee for his employer.

(b)

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

This assignment shall not extend to Inventions, the assignment of which is prohibited by Labor Code Section 2870.

2.

Works Made for Hire

The Company shall be the sole owner of all patents, patent rights, patent applications, invention disclosures, copyrights, copyright applications, trade secrets, trade secret rights, trademarks, trademark rights, trademark applications and all other intellectual property or other rights in connection with Inventions. I further acknowledge and agree that such Inventions, including, without limitation, any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of the Company’s rights under copyright laws. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a prior Invention owned by me or in which I have interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute such prior Invention as part of or in connection with such product, process or machine.

3.

Cooperation

I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in further evidencing and perfecting the assignments made to the Company under this Agreement and in obtaining, maintaining, defending and enforcing patents, patent rights, patent applications, invention disclosures, copyrights, copyright applications, trade secrets, trade secret rights, trademarks, trademark rights, trademark applications or any other rights in connection with such Inventions and improvements thereto in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Subsection 3, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Inventions and improvements thereto with the same legal force and effect as if executed by me.

4.

Assignment or Waiver of Moral Rights

Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

5.

List of Inventions

I have attached hereto as Exhibit A a complete list of all inventions or improvements to which I claim ownership and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete at the time of my signing this Agreement. If no such list is attached to this Agreement, I represent that I have no such inventions or improvements at the time of my signing this Agreement.

F.

Non-Solicitation of Company Employees

During the term of my employment and for one (1) year thereafter, I will not directly or indirectly encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. As part of this restriction, I will not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

G.

No Disparagement or Interference

During the term of my employment and for any period following the termination of my employment with the Company for any reason, I agree that I will not disparage the Company or its business, customers, products, or services, nor will I interfere with the Company’s relationships with its customers, employees, vendors, bankers, or any other person or entity with whom the Company has an established or prospective business relationship. However, I understand that nothing in this Section G will supercede any legal rights I might otherwise have under applicable law.

H.

Company Authorization for Publication

Prior to my submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company’s business or anticipated research, I agree to deliver a copy of such material to an officer of the Company for his or her review. Within twenty (20) days following such submission, the Company agrees to notify me in writing whether the Company believes such material contains any Proprietary Information or Inventions, and I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Inventions. I further agree to obtain the written consent of the Company prior to any review of such material by persons outside the Company.

I.

Duty of Loyalty

I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or plans to become involved in, or becomes involved during the term of my employment, nor will I assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. I agree that, during the term of my employment with the Company, I will not accept or perform any outside consulting work or employment without first reporting the nature of and proposed time commitment to any such proposed employment or outside consulting work and obtaining prior written consent from the Company.

J.

Former Employer Information

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment by the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employers or others. I have not entered into and I agree I will not enter into any agreement, either written or oral, in conflict herewith or in conflict with my employment with the Company. I further agree to conform to the rules and regulations of the Company.

K.

Equitable Relief; Cumulative Remedies

I acknowledge that all Proprietary Information is owned solely by the Company and that any breach of the covenants and agreements set forth in this Agreement related to the same, including, without limitation, those covenants and agreements set forth in Sections A, B, C, D and F herein would cause irreparable harm and significant injury which may not be adequately compensable by the award or payment of monetary damages. Accordingly, I agree that the Company may file an action in any applicable court for all claims for equitable relief, including, but not limited to, the breach any of such covenants and agreements and that Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief, and I hereby consent to the issuance of such injunction and to the ordering of specific performance. Nothing in this Section shall be construed to limit the Company from pursuing any other remedies available to it for such breach or threatened breach, including recovery of monetary damages from me, such as in court proceedings contemplated by this Section.

L.

Severability

I agree that if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

M.

Authorization to Notify New Employer

I hereby authorize the Company to notify my new employer about my rights and obligations under this Agreement following the termination of my employment with the Company.

N.

Entire Agreement

This Agreement and my offer letter set forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us, including but not limited to any and all statements made by any officer, employee or representative of the Company regarding the Company’s financial condition or future prospects. I understand and acknowledge that, except as set forth in this Agreement and in the offer letter from the Company to me, (i) no other representation or inducement has been made to me, (ii) I have relied on my own judgment and investigation in accepting my employment with the Company, and (iii) I have not relied on any representation or inducement made by any officer, employee or representative of the Company. No modification of or amendment to this Agreement nor any waiver of any rights under this Agreement will be effective unless in a writing signed by a duly-authorized officer of the Company and me. I understand and agree that any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

O.

Effective Date

This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executor, assigns and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

P.

Governing Law

Although I may work for the Company outside of New York or the United States, I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

[signature page follows]

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

OHR PHARMACEUTICAL, INC.

By:	Name:	/s/ Ira Greenstein	Employee Signature:	/s/ Sam Backenroth

	Title:	Chairman	Employee Name (Please Print):	Sam Backenroth

	Date:	April 8, 2010	Date:	April 8, 2010

exhibit a

1.

The following is a complete list of all Inventions or improvements relevant to the subject matter of my employment by the Company that have been made or discovered or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company’s Proprietary Information and Inventions Agreement:

No inventions or improvements.

2.

I propose to bring to my employment the following materials and documents of a former employer:

No materials or documents.

4/8/2010	/s/ Sam Backenroth
Date	Employee Signature